                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                                Amendment No. 1
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                        [ X ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
               [ ] Soliciting Materials Pursuant to ss.240.14a-12

                              ISLAND PACIFIC, INC.
                 Name of Registrant as Specified In Its Charter

                                       N/A
      Name of Person(s) Filing Proxy Statement if other than the Registrant

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4) Proposed maximum aggregate value of transaction:

                               5) Total fee paid:
               [ ] Fee paid previously with preliminary materials:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which such offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1) Amount Previously Paid:

                2) Form, Schedule or Registration Statement No.:

                                3) Filing Party:

                                 4) Date Filed:

                                  July 15, 2004





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Island Pacific, Inc. (the "Company") on Wednesday, August 11, 2004 at 9:00 a.m., Pacific Daylight Time. The meeting will be held at the Company's office located at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612.

         The matters to be voted upon at the meeting will be:

         o        To elect five directors;

         o To amend and restate the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 250,000,000;

         o        To adopt the 2004 Equity Incentive Plan ("2004 Plan");

         o To ratify the sale and issuance of a Secured Convertible Term Note and accompanying warrant to purchase shares of common stock to an institutional investor for $7,000,000;

         o To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent public accountants for the year ending March 31, 2005.

         Please complete and sign the enclosed proxy card and return it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend. Returning your proxy card to us will not prevent you from voting in person at the meeting if you are present and wish to do so.

         Thank you for your cooperation in returning your proxy card as promptly as possible. We hope to see many of you at our meeting in Irvine.

                                              Very truly yours,



                                              Michael Silverman
                                              Chairman of the Board

                              ISLAND PACIFIC, INC.
                            19800 MacArthur Boulevard
                                Irvine, CA 92612
                                 (949) 476-2212
                     _______________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     _______________________________________

                          TO BE HELD ON AUGUST 11, 2004
                     _______________________________________


TO ALL STOCKHOLDERS:

         An annual meeting of the stockholders of Island Pacific, Inc. (the "Company") will be held on August 11, 2004 at 9:00 a.m., Pacific Daylight Time. The meeting will be held at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612. The following items will be on the agenda:

         1. To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To amend and restate the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 250,000,000;

         3.       To adopt the 2004 Equity Incentive Plan ("2004 Plan");

         4. To ratify the sale and issuance of a Secured Convertible Term Note and accompanying warrant to purchase shares of common stock to a certain investor for $7,000,000;

         5. To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent public accountants for the fiscal year ended March 31, 2005; and

         6. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on July 15, 2004 will be entitled to vote at this meeting.

         Please execute and return the accompanying proxy card as soon as possible. Any stockholder who signs and returns the accompanying proxy may revoke it at any time before it is exercised.

                                              By Order of the Board of Directors



                                              Michael Silverman
                                              Chairman of the Board

Irvine, California
July 15, 2004

                              ISLAND PACIFIC, INC.
                            19800 MacArthur Boulevard
                                Irvine, CA 92612
                                 (949) 476-2212
                     _______________________________________

                                 PROXY STATEMENT
                     _______________________________________

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 11, 2004
                     _______________________________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING
                     _______________________________________

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Island Pacific, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 11, 2004, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612. The Company intends to mail this proxy statement and accompanying proxy card on or about July 26, 2004, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of common stock and Series B Convertible Preferred Stock ("Series B Preferred") at the close of business on July 15, 2004 will be entitled to notice of and to vote at the Annual Meeting. As of July 2, 2004 the Company had outstanding and entitled to vote 53,974,532 shares of common stock and 2,517,323 shares of Series B Preferred convertible into 7,551,699 shares of common stock. Each holder of record of common stock and Series B Preferred on July 15, 2004 will be entitled to one vote for each share held, with the Series B Preferred voting on an as converted basis, on all matters to be voted upon at the Annual Meeting.

         If the proxy is signed and returned without any direction given, shares will be voted in accordance with the Board of Directors' recommendations. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any stockholder granting a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Company's Secretary at the Company's principal executive office, 19800 MacArthur Boulevard, Irvine, California 92612, a written revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

         If a proxy is provided but no instructions are given, the proxy will be voted FOR each director nominated by management, FOR Proposal 2 relating to the increase in authorized shares of common stock, FOR Proposal 3 relating to adoption of 2004 Equity Incentive Plan, FOR Proposal 4 relating to the sale of the $7,000,000 Secured Convertible Term Note and related warrant and FOR Proposal 5 relating to ratification Singer Lewak Greenbaum & Goldstein LLP as the Company's independent public accountants for the fiscal year ending March 31, 2005.

STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's 2005 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received at the Company's principal executive office, 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612, by March 15, 2005.

         Stockholders intending to present a proposal at the 2005 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that the Company receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered no more than 120 days and no less than 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made. Therefore, the Company must receive notice of such a proposal or nomination for the 2005 annual meeting no earlier than April 13, 2005 and not later than May 13, 2005.

         A stockholder's notice to the Company must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC's proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

         Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in the Company's proxy statement.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         There are five nominees for the seven Board of Director positions as fixed by the Board of Directors, which will result in two vacancies on the Board of Directors. Two of the Company's former directors, Robert P. Wilkie and Ivan
M. Epstein, both of whom were "independent" directors, resigned effective as of July 1, 2004. The Company is currently looking for two "independent" individuals to fill these vacancies. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth:

    NAME                    AGE                  POSITION
Michael Silverman           59             Chairman of the Board
Michael Tomczak             49             President, Chief Operating Officer
                                             and Director
Donald Radcliffe            59             Director
Lawrence Page               49             Executive Vice President - Special
                                             Projects and Director
Ian Bonner                  49             Director


         Michael Silverman became a director in January 2001 and Chairman in February 2004. Mr. Silverman founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990 and serves on its board of directors. He previously served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002. Mr. Silverman is a Chartered Accountant (South Africa) and has an M.B.A. from Stanford University. Mr. Silverman is a member of the Audit and Compensation Committees.

         Michael Tomczak became our President, Chief Operating Officer and director in June 2004 after our acquisition of Retail Technologies International, Inc. ("RTI"). Mr. Tomczak served as RTI's CEO and President since December 2002 and its CFO for the previous two years. Mr. Tomczak has been an executive with high-growth firms for the past twelve years including having served as Chief Financial Officer of a publicly traded technology company. Previously, Mr. Tomczak served as head director of Ernst & Young's Sacramento office's Entrepreneurial Services Group. Mr. Tomczak holds a Bachelor of Science degree in business administration from Western Michigan University and is a Certified Public Accountant in both California and Michigan.

         Donald S. Radcliffe served as a director from May 1998 until October 2003 and became a director again in July 2004. He has been President of Radcliffe & Associates since 1990. Radcliffe & Associates provides financial consulting services to public companies and has provided us financial advisory and public relations services. Since 1984 he has also been Executive Vice President and Chief Operating and Financial Officer of World Wide Business Centres, which is a privately held operator of shared office space facilities. Mr. Radcliffe is a director of Integrity Software, Inc. Mr. Radcliffe received a B.S. from Lehigh University and an M.B.A. from Dartmouth College. He is a certified public accountant.

         Lawrence Page became a director in March 2004 after our acquisition of Page Digital Incorporated ("Page"). Mr. Page currently serves as Executive Vice President - Special Projects. He served as Chief Technology Officer from January 2004 to June 2004 and as Chief Operating Officer from February 2004 to June 2004. He is the former Chief Executive Officer and Chairman of the board of Page, which he founded in 1980. Mr. Page has over 25 years of direct commerce experience. Mr. Page attended the California Institute of Technology for three years, when he departed to pursue his business interests in the software industry.

         Ian Bonner became a director in May 1998. He is President and Chief Executive Officer of Terraspring, Inc., a software and Internet infrastructure company. From 1993 until April 2001, he held various positions with IBM Corporation, including Vice President of Partner Marketing and Programs for the IBM/Lotus/Tivoli Software Group. His responsibilities included the development and implementation of marketing campaigns and programs designed to serve the business partners of IBM, Lotus and Tivoli, including major accounts, independent software vendors and global systems integrators. He also oversaw the IBM BESTeam and the Lotus Business Partner programs which are designed to provide enhanced opportunities, including education, marketing and training support, to qualified providers of IBM's and Lotus's portfolio of network solutions. Mr. Bonner received a Bachelor of Commerce from the University of the Witwatersrand in 1976 and a graduate degree in Marketing Management and Market Research and Advertising from the University of South Africa in 1978. Mr. Bonner is a member of the Audit and Compensation Committees.

         There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

COMMITTEES AND MEETINGS

         During fiscal year 2004, the Board of Directors met 6 times and acted by unanimous written consent 5 times. No director attended less than 75% of the total of Board of Directors and committee meetings held during the director's tenure on the Board of Directors and its committees. The Board of Directors has a Compensation Committee and an Audit Committee.

         The Compensation Committee's primary function is to establish the compensation policies and recommend compensation arrangements for senior management and directors to the Board of Directors. The Compensation Committee also recommends the adoption of compensation plans, in which officers and directors are eligible to participate, and the granting of stock options or other benefits to executive officers. The Compensation Committee is composed entirely of independent directors (as "independence" is defined in Section 121(A) of the listing standards of the American Stock Exchange). Current members of the Compensation Committee are Ian Bonner and Michael Silverman. The Compensation Committee met 4 times during the fiscal year ended March 31, 2004.

         The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for our financial reporting. The Audit Committee recommends the engagement and discharge of independent auditors, reviews the audit plan and the results of the audit with independent auditors, reviews the independence of the independent auditors, reviews internal accounting procedures and discharges such other duties as may from time to time be assigned to it by the Board of Directors. The Audit Committee is composed entirely of independent directors (as "independence" is defined in Section 121(A) of the listing standards of the American Stock Exchange). Current members of the Audit Committee are Ian Bonner and Michael Silverman. The Company is currently looking for two additional independent directors, one of whom will be appointed to the Audit Committee. The Audit Committee met 4 times during Fiscal 2004.

         The Company does not have a policy that requires members of the Board of Directors to attend the Company's annual stockholders meeting. Four members of the Board of Directors attended the Company's last annual stockholders meeting.

DIRECTOR COMPENSATION

         During Fiscal 2004, we issued the following options to purchase shares of our common stock to our directors: (a) Ian Bonner and Michael Silverman each 5,000 options at exercise price of $2.55 per share, 5,000 options at $2.17 per price, 5,000 options at $2.23 per share, 5,000 options at $1.34 per share and 5,000 options at $0.92 per share, all vesting immediately; (b) Ivan Epstein 5,000 options at exercise price of $2.55 per share, 5,000 options at $2.17 per share and 5,000 options at $0.92 per share, all vesting immediately; and (c) Robert Wilkie 5,000 options at exercise price of $2.55 per share, 5,000 options at $2.17 per share, 5,000 options at $1.34 per share and 5,000 options at $0.92 per share, all vesting immediately. We also paid cash compensation totaling $154,000 to Barry Schechter, who served as the Chairman of the Board until July 2003.

DIRECTOR INDEPENDENCE

         The Board of Directors has determined that each of Messrs. Silverman and Bonner are "independent" directors, as that term is currently defined in the rules adopted by the Securities and Exchange Commission ("SEC") and the American Stock Exchange ("AMEX"). AMEX rules require that the majority of our Board of Directors be comprised of "independent" directors. Robert P. Wilkie and Ivan M. Epstein, both of whom were "independent directors," resigned from the Company's Board of Directors effective as of July 1, 2004. We are currently looking for two "independent" directors to fill the vacancies left by Mr. Wilkie's and Mr. Epstein's resignations.

COMMUNICATION WITH THE BOARD OF DIRECTORS

         Stockholders may communicate with any of our directors by transmitting correspondence by mail, facsimile or e-mail, addressed as follows: Chairman of the Board of Directors, or Board of Directors c/o Corporate Secretary, Ran H. Furman, 19800 MacArthur Boulevard, Suite 1200, Irvine, CA 92612. Fax: (949) 476-2212. e-mail: directors@islandpacific.com.

         The communications will be transmitted to the identified director(s) as soon as practicable, unless our Corporate Secretary in consultation with our legal counsel determines there are safety or security concerns that mitigate against further transmission of the communication. The Board of Directors or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

BOARD OF DIRECTORS NOMINATION POLICY

         The Board of Directors does not have a nominating committee. Rather, the Board of Directors has adopted a formal written policy regarding the nomination process and such related matters as may be required under the federal securities laws. Under the nominating policy, the independent directors, meeting in executive session, are responsible for identifying, evaluating, and recommending individuals qualified to be appointed to the Board of Directors or to stand for election to the Board of Directors at a meeting of the stockholders.

         In evaluating candidates for nomination to the Board of Directors, the independent directors are to take into account the applicable requirements for directors under the AMEX rules as well as the standards for serving on the Audit Committee under the Securities Exchange Act of 1934 (the "Exchange Act"). The independent directors may take into consideration such other factors and criteria as they deem appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity, and business or other experience. The independent directors may (but are not required to) consider candidates suggested by management or other members of the Board of Directors.

         Generally, the independent directors will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The independent directors will also evaluate whether the candidates' skills and experience are complementary to the existing Board of Directors members' skills and experience as well as the Board of Directors' need for operational, management, financial, international, technological or other expertise. The independent directors will interview candidates that meet the criteria and the independent directors will then select nominees that such independent directors believe best suit the Board of Directors' needs.

         The independent directors will consider qualified candidates for director nominees suggested by stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Company's Corporate Secretary, Ran H. Furman, at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612. Submissions that are received that meet the criteria described above will be forwarded to the independent directors for further review and consideration. The independent directors do not intend to evaluate candidates proposed by stockholders any differently than other candidates.

                                   PROPOSAL 2
                    APPROVAL OF INCREASING AUTHORIZED SHARES

         Currently, the Company's authorized capital stock under its Amended and Restated Certificate of Incorporation (the "Certificate") is 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of July 2, 2004, of the 100,000,000 shares of the Company's common stock presently authorized, 53,974,532 shares are issued and outstanding, 7,736,975 shares are reserved for issuance under outstanding options,14,580,658 shares are reserved for issuance under outstanding warrants, 19,115,405 shares are reserved for issuance upon conversion of the Series A Convertible Preferred Stock ("Series A Preferred") and 2,272,727 shares are reserved for issuance upon conversion of outstanding debentures. As a result, there are now only 2,319,703 authorized shares of the Company's common stock that are not reserved and that may be issued for any future business purposes by the Company. In addition, the Company has contractual obligations to issue additional shares of common stock to holders of its Series A Preferred and Series B Preferred and to maintain sufficient shares of common stock available for future issuances on exercise of options to certain members of management pursuant to employment compensation arrangements, which are not currently reserved.

         Accordingly, the Board of Directors has approved for submission to the Company's stockholders, and recommends that the Company's stockholders approve, an amendment to the Company's Certificate to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000.

         The additional 150,000,000 authorized shares of the Company's common stock (the "Additional Shares") may be issued for any proper corporate purpose approved by the Company's Board of Directors. The availability of additional authorized shares will enable the Company's Board of Directors to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a stockholder vote and to take advantage of changing market and financial conditions in a more timely manner. Among the reasons for issuing additional shares would be to increase the Company's capital through sales of the Company's common stock, to engage in acquisitions and to satisfy contractual commitments.

         The Additional Shares would also be used to satisfy contractual obligations to Laurus Master Funds, Ltd., a Cayman Islands company ("Laurus") to maintain sufficient shares for issuance upon conversion of Laurus' Secured Convertible Term Note (the "Note") and exercise of its Common Stock Purchase Warrant, both of which were issued pursuant to the Securities Purchase Agreement between the Company and Laurus dated July 12, 2004 (the "Purchase Agreement"). Pursuant to the Purchase Agreement the Company sold and issued the Note and Warrant to Laurus for $7,000,000. The Note is convertible into an aggregate of 12,500,000 shares of common stock at a price of $0.56 per share, which is 105% of the closing stock price of $0.53 on July 9, 2004, the date immediately preceding the transaction. The Note matures on September 1, 2004; provided however, the maturity of the Note will be automatically extended upon the stockholders of the Company approving an amendment to the Company's Certificate increasing the authorized common stock to 250,000,000 shares and the Company filing an amendment to the Certificate to effect the increase with the Delaware Secretary of State by August 31, 2004. The warrant is exercisable for 3,750,000 shares of common stock at $0.71 per share, which is 115% of the 10-day average closing price immediately preceding the transaction. For a further description of this transaction see Proposal 4 below - RATIFY THE SALE AND ISSUANCE OF NOTE AND WARRANT TO LAURUS.

         The Company anticipates that it will require in the future a greater number of authorized shares of common stock than is currently available under its Certificate. The Company's management regularly reviews a range of possible financing transactions, including the issuance of the Company's common stock. Subject to market and other conditions, the Company may sell additional equity in fiscal 2005 or issue additional equity for strategic acquisitions. Any such equity sales may involve private placements, traditional underwritten offerings, continuous equity offerings or other transactions.

         If the amendment to the Company's Certificate is approved, while the Company's Board of Directors generally may issue additional authorized shares of the Company's common stock without further stockholder approval, under the AMEX rules the Company may not effect certain transactions that could potentially result in the issuance of a number of shares that is more than 20% of the Company's currently outstanding shares of common stock without further stockholder approval. In particular, under the AMEX listing standards, the establishment or amendment of any option plan or arrangement governing option grants to officers, directors, employees or consultants, an acquisition or certain other corporate transactions involving the issuance or potential issuance of shares at a price below market require stockholder approval.

         The Company's Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, which may adversely affect the ability of the Company's stockholders to obtain a premium for their shares of the Company's common stock. Other than as described in this proxy statement, the Company has no obligations to issue additional shares of common stock. However, any additional issuance could have a dilutive impact on the Company's existing stockholders.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to Company's Certificate to increase the number of authorized shares to 250,000,000. Abstentions will be counted toward the tabulation of votes cast in proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2
       - THE AMENDMENT OF THE COMPANY'S CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 250,000,000.

                                   PROPOSAL 3
                     APPROVAL OF 2004 EQUITY INCENTIVE PLAN

         The Compensation Committee has recommended and the Board of Directors has adopted, subject to stockholder approval, the 2004 Equity Incentive Plan, attached as Appendix A ("2004 Plan"), authorizing 10,000,000 shares of common stock that may be subject to options and stock bonuses (collectively, "Stock Awards").

REASONS FOR THE PROPOSAL

         The Company had a 1998 Stock Incentive Plan (the "1998 Plan") in place until July 12, 2004. As of July 12, 2004 there were 7,365,872 shares reserved for issuance under the 1998 Plan and 4,182,783 options issued and outstanding. As of July 12, 2004 there were 1,381,886 issued and outstanding options under the RTI 2003 Stock Incentive Plan that the Company assumed in connection with its acquisition of RTI pursuant to the Amended and Restated Agreement of Merger and Plan of Reorganization dated June 1, 2004 between the Company, RTI, IPI Merger Sub, Inc., IPI Merger Sub II, Inc., Michael Tomczak and Jeffrey Boone. Pursuant to post effective amendment no. 1 filed on July 12, 2004 and post effective amendment no. 2 filed on July 14, 2004 to the registration statement on Form S-8 filed on September 12, 2003 (Registration No. 333-108747), the remaining 2,583,086 shares registered for issuance under the 1998 Plan were deregistered and the 1998 Plan was suspended. Following the acquisitions of Page in January 2004 and RTI in June 2004, the Company currently employs approximately 225 people. The Company believes that it needs to be able to issue options to provide incentives to new or existing employees, directors or consultants to exert maximum efforts for the success of the Company and that the remaining 2,583,086 shares available for issuance under the 1998 Plan are not sufficient. Accordingly, the Board of Directors has approved for submission to the Company's stockholders, and recommends that the Company's stockholders approve, the adoption of the new 2004 Plan to provide additional shares of common stock for new Stock Awards and replace the 1998 Plan with an updated plan.

         The Company's common shares are listed on the AMEX. Under the AMEX rules, the Company generally must obtain stockholder approval as a condition to listing shares reserved for options granted or to be granted to officers, directors or key employees, subject to certain exceptions. The Company has historically complied with these rules by granting options to existing officers, directors and key employees under stockholder-approved plans. This strategy has permitted those persons who are employees to receive tax-preferred incentive stock options (see "Federal Income Tax Information" below), and has permitted the classification of such options as performance-based compensation under
Section 162(m) of the Code where such grants were otherwise in compliance with such Code section.

         If this Proposal 3 is not approved by the stockholders, the Company's ability to provide adequate equity incentives to current and future employees, directors and consultants of the Company in the most tax preferred manner may be jeopardized. In the event of non-approval, the Company will have to consider other means to provide adequate equity incentives.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2004 Plan submitted for stockholder approval. Abstentions will be counted toward the tabulation of votes cast in proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         The essential features of the 2004 Plan are outlined below:

GENERAL

         Employees, directors and consultants to the Company and its parents or subsidiaries (whether now or hereafter existing) are eligible to participate in the 2004 Plan. The purpose of the 2004 Plan is to give employees, directors and consultants of the Company and its subsidiaries an opportunity to benefit from increases in the value of the Company's common stock. The Company believes that the 2004 Plan will help the Company secure and retain the services of highly qualified individuals, and to provide incentives to eligible persons to exert maximum efforts toward the success of the Company.

         The 2004 Plan provides for the granting of: (i) incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), (ii) stock purchase awards and
(iii) stock bonuses (collectively, "Stock Awards"). Only employees are eligible to receive ISOs. All other Stock Awards may be awarded to employees, directors and consultants.

STOCK SUBJECT TO THE 2004 PLAN

         An aggregate of 10,000,000 shares of common stock will be reserved for issuance under the 2004 Plan. The Company's closing stock price as reported on AMEX was $0.56 per share on July 13, 2004.

ADMINISTRATION

         The Board of Directors will administer the 2004 Plan, but the Board of Directors may, in its discretion, delegate administration of the 2004 Plan to one or more committees of one or more members of the Board of Directors. Subject to the provisions of the 2004 Plan, the Board of Directors or such committee will have complete discretion in determining the recipients of, terms and conditions for, and number of Stock Awards granted under the 2004 Plan. The Board of Directors intends to delegate administration of the 2004 Plan to the Compensation Committee.

INCENTIVE AND NONQUALIFIED STOCK OPTIONS

         ISOs granted under the 2004 Plan must be granted with an exercise price of at least 100% of the fair market value of the common stock on the date of grant. NSOs must have an exercise price of at least 50% of the fair market value of the common stock on the date of the grant. Options granted to the Ten Percent Stockholders (as defined below) of the Company must have an exercise price of at least 110% of the fair market value of the common stock. Under the 2004 Plan, "Ten Percent Stockholder" means a person who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates.

         Options must have a term of ten years or less, except options granted to ten percent or greater stockholders must have a term of five years or less. Vesting provisions for options granted under the 2004 Plan may vary but in each case will provide for the vesting of at least 20% of the total number of shares subject to the option per year. Upon termination of the option holder's status as an employee, consultant or director of the Company, the holder may exercise his or her then vested options for a period after termination determined by the Board of Directors. The period must be at least three months (if the termination is not the result of the option holder's death or disability), but will not extend beyond the expiration date of the option; provided however that all NSOs will terminate immediately upon the option holder's termination for cause and to the extent permitted by applicable law all ISOs shall terminate or be converted to NSOs and then terminate if the option holder's continuous service is terminated for cause. If the termination is due to the death or disability of the option holder, the exercise period must be at least one year following death or disability, but will not extend beyond the expiration date of the option. The option holder may pay the exercise price for options in cash, or in the discretion of the Board of Directors, by any of the following methods:

         o    Delivery of other shares of common stock of the Company.

         o    According to a preferred payment schedule or other arrangement.

         o Surrender of a sufficient number of options which have "built in gain" equal to the exercise price of the options exercised. Built in gain means the difference between the fair market value on the exercise date and the exercise price.

         o Any other legal form of payment approved by the Board of Directors.

         Tax rules applicable to ISOs may limit the availability of some of these payment methods.

         Options granted under the 2004 Plan are generally not transferable except upon death or as otherwise determined by the Board of Directors and set forth in the applicable option agreement.

         The 2004 Plan allows option holders to satisfy tax withholding obligations relating to the exercise of an option, to the extent permitted by the option agreement, by paying the withholding tax in cash, by allowing the Company to withhold shares issuable upon exercise, or by delivering other unencumbered shares of common stock to the Company.

STOCK BONUSES AND STOCK PURCHASE AWARDS

         The 2004 Plan also provides for the granting of stock bonuses and awards for the purchase of common stock. The Board of Directors or committee administering the 2004 Plan will establish the terms and conditions of these grants and purchases, subject to the following conditions.

         Stock Bonus Awards may be granted in consideration for past services rendered to the Company or any other form of legal consideration acceptable in the Board of Directors' discretion. Stock Purchase Awards may be granted in consideration for cash or any other form of legal consideration acceptable in the Board of Directors' discretion. In the event of the recipient's termination of status as an employee, director or consultant to the Company, the Company shall have the option to repurchase or otherwise reacquire all shares held by such recipient which have not vested at the date of termination.

FEDERAL INCOME TAX INFORMATION INCENTIVE STOCK OPTIONS

         ISOs under the 2004 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the participant's alternative minimum tax liability.

         If a participant holds stock acquired through exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

         Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

         To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONQUALIFIED STOCK OPTIONS AND STOCK BONUS AWARDS AND STOCK PURCHASE AWARDS

         NSOs and Stock Bonus Awards and Stock Purchase Awards granted under the 2004 Plan generally have the following federal income tax consequences.

         There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

         Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

         Compensation attributable to stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount or formula used to calculate the amount payable upon attainment of the performance goal).

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4
         RATIFY THE SALE AND ISSUANCE OF THE NOTE AND WARRANT TO LAURUS

         Pursuant to the Purchase Agreement dated July 12, 2004 between the Company and Laurus, the Company sold and issued the Note and Warrant to Laurus for $7,000,000. Under the AMEX rules stockholder approval is required for any transaction that could result in the issuance of a number of shares of common stock that is greater than 20% of the Company's outstanding common stock at less than the market price. The shares issuable upon conversion of the Note are priced at $0.56 (105% of the closing price on July 9, 2004 of $0.53) and the shares issuable upon exercise of the Warrant have an exercise price of $0.71 (115% of the 10-day average closing price immediately preceding the transaction). However, the conversion price under the Note is subject to adjustment if the Company issues additional shares of common stock at price below the then applicable conversion price under the Note, which could result in the issuance of more than 20% of the outstanding shares of common stock of the Company at a price below market. The Purchase Agreement provides that if conversion of the Note would result in the issuance of more than 20% of the outstanding shares of the common stock of the Company, the Company is required to promptly call a stockholders meeting to approve such issuance. The Company has determined it is in the best interests of the Company to have the Purchase Agreement, Note, Warrant and related agreements approved at the Annual Meeting rather than be obligated to call a meeting at some unspecified time in the future.

         The Note matures on September 1, 2004, provided however, the maturity of the Note will be automatically extended upon the stockholders of the Company approving an amendment to the Company's Certificate increasing the authorized common stock to 250,000,000 shares and the Company filing an amendment to the Certificate to effect the increase with the Delaware Secretary of State by August 31, 2004. The Note accrues interest at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2.0%). Interest under the Note will be payable monthly in arrears commencing on August 1, 2004. The Interest Rate will be calculated on the last day of each month (the "Determination Date") and be subject to adjustment as follows: (1) if the shares issuable upon conversion of the Note or exercise of the Warrant have been registered with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the market price of the Company's common stock for the five trading days immediately preceding the Determination Date exceeds the then applicable conversion price for the Note by at least 25%, then the Interest Rate for the succeeding calendar month shall be reduced by 2% for each incremental 25% increase over the then applicable conversion price and (2) if all of the conditions set forth in subparagraph (1) have been satisfied except that the shares issuable upon conversion of the Note or exercise of Warrant have not been registered, then the Interest Rate for the succeeding calendar month shall be reduced by 1% for each incremental 25% increase over the then applicable conversion price.

         The initial conversion price under the Note is $0.56, subject to adjustment upon the Company's issuance of additional shares of common stock at a price that is less than the then current fixed conversion price, a stock split or combination, declaration of a dividend on the Company's common stock or reclassification of the Company's common stock. The Company has the option to redeem the Note by paying Laurus 125% of the principal amount due under the Note together with all accrued and unpaid interest.

         The Company's obligations under the Note are secured by all of the assets of the Company. Page, IP Retail Technologies International, Inc. (formerly known as IPI Merger Sub II, Inc.) and Sabica Ventures, Inc., all wholly owned subsidiaries of the Company (collectively referred to herein as, the "Subsidiaries"), all guarantied the Company's obligations under the Note. The Company also pledged all of its interests in the outstanding stock of the subsidiaries as security for its obligations under the Note.

         The Warrant grants Laurus the right to purchase up to 3,750,000 shares of the Company's common stock at a price of $0.71 per share. The Warrant is immediately exercisable and expires seven years after the date of grant. The Company shall have the right to require exercise of the Warrant in whole or in part if: (1) all of the obligations of the Company under the Note shall have been irrevocably paid in full, (2) the common stock underlying the Warrant has been registered on a registration statement declared effective by the SEC, and such registration statement remains effective, and (3) the average closing price of the common stock for the ten (10) trading days immediately prior to the proposed date of the mandatory exercise of the Warrant is greater than three hundred percent (300%) of the then applicable exercise price.

         The Company is obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) (the "Registration Statement") registering the shares of Company common stock issuable upon conversion of the Note or exercise of the Warrant (the "Underlying Shares") pursuant to the Registration Rights Agreement between the Company and Laurus dated July 12, 2004 (the "Registration Rights Agreement"). The Company is required to file the Registration Statement within 60 days of July 12, 2004 (the "Filing Date") and have the Registration Statement declared effective by the SEC no later than 90 days after it is filed (the "Effectiveness Date"). If the Registration Statement is not filed by the Filing Date, declared effective by the Effectiveness Date, ceases to be effective for more than 30 days in any calendar year or 10 consecutive calendar days or if the Company's common stock is not listed or traded or is suspended from trading for three consecutive trading days, the Company shall be required to pay Laurus liquidated damages equal to 2% of original principal balance on the Note for each 30 day period (with partial periods prorated) that such event continues. The Company is obligated to keep the Registration Statement effective until the earlier of when
(1) all of the Underlying Shares have been sold or (2) such time as all of the Underlying Shares such can be sold without registration or volume restrictions under Rule 144(k) of the Securities Act (the "Effectiveness Period"). If there is not an effective Registration Statement covering the Underlying Shares at any time during the Effectiveness Period and the Company proposes to file a registration statement for its own account or the account of others, the Company will be obligated to include the Underlying Shares on that registration statement.

         Neither Laurus nor any of its respective affiliates, maintains or has maintained in the past, any affiliation with the Company or its officers, directors or affiliates.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the sale and issuance of the Note and Warrant to Laurus pursuant to the Purchase Agreement and documents referenced therein submitted for stockholder approval. Abstentions will be counted toward the tabulation of votes cast in proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4

                                   PROPOSAL 5
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         We used Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") as our principal independent public accounting firm during the year ended March 31, 2004. The Audit Committee, with the approval of the Board of Directors, has selected Singer Lewak as its independent public accountants for fiscal 2005. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the year ended March 31, 2005, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Singer Lewak as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

         A representative of Singer Lewak is expected to attend the Annual Meeting for the purpose of responding to appropriate questions from stockholders and will be afforded an opportunity to make a statement if the representative desires to do so.

         During fiscal years ended March 31, 2004 and 2003, we retained our principal auditors, Singer Lewak in several capacities. The fees for such retentions are as follows:

                                                  (in thousands):
                                                2004           2003
                                             -----------   -----------
         Audit fees                           $     262     $      84
         Audit-related fees                         308             6
         Tax fees                                    31            16
         All other fees                               9            --
                                             -----------   -----------
         Total                                $     610     $     106
                                             ===========   ===========

AUDIT FEES

         Audit Fees represent aggregate fees billed, including out-of-pocket expenses, associated with the annual audits of our consolidated financial statements and review of consolidated financial statements included in our Forms 10-Q.

AUDIT-RELATED FEES

         Audit-Related Fees represent fees billed, including out-of-pocket expenses, for services rendered during the fiscal years ended March 31, 2004 and 2003, for assistance with acquisitions and financing transactions and review of all other documents filed with the Securities and Exchange Commission.

TAX FEES

         Tax fees represent amounts billed primarily for tax compliance services and include assistance with tax audits.

ALL OTHER FEES

         All other fees represent the aggregate fees billed for services rendered by our principal auditors, other than "audit fees," "audit-related fees," and "tax fees," as defined above.

         All of the audit and non-audit services listed above under the categories "Audit Fees," "Audit-Related Fees," "Tax Fees" or "All Other Fees" were pre-approved by the Audit Committee for the fiscal year ended March 31, 2004. Because pre-approval of audit and permitted non-audit services of the independent auditor was a new requirement beginning in fiscal year 2004, none of the non-audit services listed above under the categories "Audit-Related Fees," "Tax Fees" or "All Other Fees" were pre-approved by the Audit Committee for the fiscal year ended March 31, 2003.

POLICY FOR APPROVING AUDIT AND PERMITTED NON-AUDIT SERVICES OF THE INDEPENDENT AUDITOR

         The Audit Committee has established procedures to pre-approve all audit and permitted non-audit services provided by our independent auditor. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the ratification of the independent public accountants. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non votes are counted towards a quorum, but are not counted for any other purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table shows beneficial ownership of shares of our common stock as of June 30, 2004 (except as otherwise stated below) (i) by all persons known by us to beneficially own more than 5% of such stock, (ii) by each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise specified, the address for each person is 19800 MacArthur Boulevard, 12th Floor, Irvine, California 92612. As of June 30, 2004, there were 53,974,532 shares of common stock outstanding. Each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws), except as stated below.


Name and Address of                            Amount and Nature of
Beneficial Owner (1)                           Beneficial Ownership       Percent Of Class*
----------------------                         --------------------       ----------------
The Sage Group plc                                 28,013,752(2)                38.3%
Sage House
Benton Park Road
Newcastle upon Tyne NE7 7LZ, England

ICM Asset Management, Inc.                          2,766,275(3)                 5.0%
601 W. Main Ave., Suite 600
Spokane, WA 99201

Omicron Master Trust                                7,106,199(4)                11.6%
c/o Omicron Capital L.P.
810 Seventh Avenue, 39th Floor
New York, New York 10019

Midsummer Investments, Ltd.                         5,255,937(5)                 8.9%
485 Madison Avenue
23rd Floor
New York, NY 10022

Michael Tomczak                                     3,775,848(6)                 6.5%
Ran Furman                                             37,306(8)                  <1%
Jeffrey Boone                                       3,775,848(6)                 6.5%
Steven Beck                                         1,920,754(7)                 3.5%
Mike Dotson                                            37,610(8)                  <1%
Lawrence Page                                       1,755,784                    3.3%
David S. Joseph                                       249,649                     <1%

Michael Silverman                                      83,737(9)                  <1%
345 S. Reeves Drive, #203
Beverly Hills, CA 90212

Donald Radcliffe                                      941,500(10)                1.7%
575 Madison Avenue
New York, NY 10022

Ian Bonner                                            152,137(8)                  <1%
5527 Inverrary Court
Dallas, Texas 75287

Ivan M. Epstein                                       152,082(8)                  <1%
2 Victoria Eastgate Extension 13
Sandton 2148
South Africa

Robert P. Wilkie                                       42,777(8)                  <1%
16 Commerce Crescent
Eastgate Extension 13
Sandton 2148
South Africa

All directors and executive officers as            12,952,032(11)               20.1%
a group (11 persons)


         * Percent of shares of common stock beneficially owned by each investor is based upon 53,974,532 shares of our common stock outstanding as of June 30, 2004, plus all shares of common stock issuable to such investor within 60 days of June 30, 2004 pursuant to outstanding options, warrants and preferred stock.

         (1) This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares.

         (2) Includes 71,812 shares issuable pursuant to outstanding options exercisable within 60 days of June 30, 2004 and 19,018,025 shares issuable upon conversion of Series A Convertible Preferred Stock within 60 days of June 30, 2004, based on the July 1, 2004 conversion price of $0.87224.

         (3) In addition to 28,328 shares held by ICM Asset Management Inc., includes 851,627 shares held by Koyah Leverage Partners, L.P., 228,197 shares held by Koyah Partners, L.P., and 72,829 shares held by Raven Partners, L.P. Also includes 1,257,925 shares issuable upon exercise of outstanding warrants held by Koyah Leverage Partners, L.P., 309,784 shares issuable upon exercise of outstanding warrants held by Koyah Partners, L.P., and 12,535 shares issuable upon exercise of outstanding warrants held by Raven Partners, L.P. Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and dispositive power over shares held by all three entities. Raven Ventures, LLC is an additional general partner of Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by Raven Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and dispositive power over shares held by all three entities. Also includes 5,050 shares held by other clients of ICM Asset Management, Inc. ICM Asset Management, Inc. has discretionary authority over these shares held by its other clients and as a result has shared voting and dispositive power over these shares. James M. Simmons is the managing member of Koyah Ventures, LLC and Raven Ventures, LLC and the President and Chief Investment Officer and the controlling stockholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P., Koyah Partners, L.P., Raven Partners, L.P., ICM Asset Management, Inc. and these other clients of ICM Asset Management, Inc. Each of these entities or persons disclaims beneficial ownership in these securities except to the extent of such entity's or person's pecuniary interest in these securities and disclaims membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

         (4) Includes 5,708,441 shares issuable pursuant to outstanding warrants exercisable and 1,325,758 shares issuable upon conversion of the 9% Debenture within 60 days of June 30, 2004. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron, a trust formed under the laws of Bermuda, Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of April 21, 2003, Mr. Olivier
                  H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock owned by Omicron, as those terms are used for purposes under Regulation 13D-G of the Exchange Act, Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Exchange Act, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Exchange Act, or the SEC's Regulation 13D-G) controls Omicron and Winchester. Omicron's beneficial ownership is limited to 4.99% pursuant to limitations in the March 2004 Debentures and warrants sold on March 15, 2004.

         (5) Includes 4,308,698 shares issuable pursuant to outstanding warrants exercisable and 946,970 shares issuable upon conversion of the 9% Debenture within 60 days of June 30, 2004. Midsummer Capital, LLC is the investment manager to Midsummer. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our common stock owned by Midsummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Midsummer's beneficial ownership is limited to 4.99% pursuant to limitations in the March 2004 Debentures and warrants sold on March 15, 2004.

         (6) Consist of shares issuable upon conversion of Series B Convertible Preferred Stock within 60 days of June 30, 2004.

         (7) Includes 1,620,754 shares of common stock issuable pursuant to outstanding options exercisable within 60 days of June 30, 2004.

         (8) Consists of outstanding options exercisable within 60 days of June 30, 2004.

         (9) Includes 46,110 shares of common stock issuable pursuant to outstanding options exercisable within 60 days of June 30, 2004.

         (10) Includes 541,000 options pursuant to outstanding options exercisable within 60 days of June 30, 2004. Also includes 18,000 shares held by an entity for which Mr. Radcliffe has sole voting and investment power. Also includes 7,300 shares held by an entity for which Mr. Radcliffe has shared voting and investment power. Excludes 57,100 shares held by Mr. Radcliffe's spouse, for which Mr. Radcliffe disclaims beneficial ownership.

         (11) Includes 3,170,776 shares of common stock issuable pursuant to outstanding options exercisable and 7,551,696 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock within 60 days of June 30, 2004.


                                CHANGE OF CONTROL

         On November 14, 2003, The Sage Group Plc (the "Sage Group"), a company organized under the laws of England, acquired substantially all the assets of Softline Limited ("Softline"), including Softline's 141,000 shares of our Series A Preferred, 8,923,915 shares of our common stock and 71,812 shares of our common stock issuable on the exercise of options previously held by Softline. As a result the Sage Group became the beneficial owner of 41.9% of our outstanding common stock as of November 14, 2003 and remains the beneficial owner of 38.3% of our common stock as of June 30, 2004. The total amount of consideration used by the Sage Group to acquire its interest in our shares was ZAR 174,889,027 (equivalent to $26,818,946 based on an exchange rate of 0.14854 on November 14, 2003). All of the funds used for consideration were from the Sage Group's working capital.

                       COMPLIANCE WITH SECTION 16(A) UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers, directors and persons who own more than 10% of a class of our securities registered under Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports furnished to us and written representations that no Form 5 report was required for the fiscal year ended March 31, 2004, we believe that all persons subject to the reporting requirements of Section 16(a) complied with Section 16(a) during the fiscal year ended March 31, 2004, except as follows: David Joseph was late in filing his initial Form 3 report; Ivan Epstein and Robert Wilkie, each of whom were late in filing Form 4 reports reporting two grants of options; Ian Bonner was late in filing Form 4 reports reporting three option grants, exercises of two options and the sale of 30,000 shares; Michael Silverman was late in filing Form 4 reports reporting three option grants and shares gifted; Donald Radcliffe was late in filing Form 4 reports reporting two option grants and exercise of an option; and Michael Lenaghan and George Brocco, our former officers, were late in filing Form 4 reports reporting two option grants to each.

                               EXECUTIVE OFFICERS

         The executive officers of the Company, the positions held by them and their ages as of June 1 2004 are as follows:

    NAME                  AGE                  POSITION
    ----                  ---                  --------
Michael Tomczak           49         President, Chief Operating Officer
                                        and Director
Jeffrey Boone             40         Chief Technology Officer Director
Ran H. Furman             35         Chief Financial Officer and Secretary
Steven Beck               63         Executive Vice President - Product
                                        Visionary and Director
Lawrence Page             49         Executive Vice President - Special
                                        Projects and Director
David Joseph              55         Senior Vice President, Sales and Marketing
Mike Dotson               37         Managing Director - Euopean Operations

         Michael Tomczak became our President, Chief Operating Officer and director in June 2004 after our acquisition of RTI. Mr. Tomczak served as RTI's CEO and President since December 2002 and its CFO for the previous two years. Mr. Tomczak has been an executive with high-growth firms for the past twelve years including having served as Chief Financial Officer of a publicly traded technology company. Previously, Mr. Tomczak served as head director of Ernst & Young's Sacramento office's Entrepreneurial Services Group. Mr. Tomczak holds a Bachelor of Science degree in business administration from Western Michigan University and is a Certified Public Accountant in both California and Michigan.

         Jeffrey Boone became the Chief Technology Officer of Island Pacific in June 2004, following the acquisition of RTI. Mr. Boone served as Chief Technology Officer of RTI since 2001. Previously, Mr. Boone served as VP of Products and Technology and later CIO for Objective Systems Integrators ("OSI"), before its acquisition by Agilent Technologies, where he directed product development and information services. Before joining OSI, he held key technical positions with Systems Center and IBM. Mr. Boone received his Bachelor of Science degree in computer science from California State University, Sacramento.

         Ran Furman joined Island Pacific in July 2003 from e.Digital Corporation where he served as Chief Financial Officer since 2001. Prior to that, he was a Managing Director at DP Securities, Inc. He was also a Senior Vice President at Jesup & Lamont Securities between 1995 and 2000, and previously held positions at Bank of Montreal/Nesbitt Burns and Deloitte & Touche. He was awarded a Bachelor of Arts from the University of Washington and an M.B.A. from Columbia Business School.

         Steven Beck served as a director from April 2003 until July 2004. Mr. Beck currently serves as Executive Vice President - Product Visionary. He served as President from April 2003 to June 2004 and as Chief Operating Officer from April 2003 to February 2004. He had been President and Chief Operating Officer of our Retail Management Solutions division (formerly our Island Pacific division) from September 2002 to March 2003. Since January 2002, he had served as an independent consultant to various retailers. From March 1998 until January 2002, he was co-founder and Chief Operating Officer of Planalytics, the foremost provider of past and future weather analytics to the retail industry, the inventor of ARTHUR (a trademark of JDA), the most widely installed Merchandise Planning System for retailers, an officer of The Limited, and President of Dennison TRG. Mr. Beck received a B.A. from Adelphi University.

         Lawrence Page became a director in March 2004 after our acquisition of Page. Mr. Page currently serves as Executive Vice President - Special Projects. He served as Chief Technology Officer from January 2004 to June 2004 and as Chief Operating Officer from February 2004 to June 2004. He is the former Chief Executive Officer and Chairman of the board of Page, which he founded in 1980. Mr. Page has over 25 years of direct commerce experience. Mr. Page attended the California Institute of Technology for three years, when he departed to pursue his business interests in the software industry.

         David S. Joseph became Senior Vice President of Sales and Marketing in January 2004 after our acquisition of Page. He is the former Executive Vice President and director of Page. Prior to joining Page he served as senior Vice President of Sales at Computer Systems Dynamics, a software solution provider to the retail lumber and building materials industry, which he joined in 1980. At Page, Mr. Joseph was responsible for establishing markets for new products through sales to major accounts such as IBM, Lands' End, FAO Schwarz and Hershey Foods. He received a B.A. in English from Michigan State University and has completed graduate level coursework in Computer Science.

         Mike Dotson became Managing Director of our United Kingdom Operations in April 2001. Prior to that appointment, Mr. Dotson held various positions with Island Pacific's United Kingdom office since January 1998. Mr. Dotson received a B.A. in Political Science and Economy from University of California at Irvine in May 1988.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation for the last three fiscal years received by each person who served as Chief Executive Officer during the last completed fiscal year, the four other most highly compensated persons serving as executive officers at the end of the last completed fiscal year who earned more than $100,000 in salary and bonus in the last completed fiscal year, and two other persons who were executive officers during the last completed fiscal year and earned more than $100,000 in salary and bonus but were not executive officers at the end of the last completed fiscal year. These individuals are referred to as the "named executive officers."

                                                                                  Long Term
                                          Annual Compensation                   Compensation
                                          -------------------                   ------------

      Name and                                             Other Annual     Securities Underlying      All Other
Principal Position       Year    Salary($)    Bonus($)    Compensation($)         Options/SARs     Compensation($)(1)
------------------       ----    ---------    --------    ---------------         ------------     ------------------
Harvey Braun (2)         2004     598,000        --             --                   --                    --
(Former Chief            2003     163,000        --             --                2,000,000                --
Executive Officer)

Steven Beck (3)          2004     651,000        --             --                   --                    --
(Executive Vice          2003     379,431        --             --                2,000,000                --
President - Product
Visionary)

Ran Furman (4)           2004     100,000        --             --                 100,000                 --
(Chief Financial
Officer and Secretary)

Kavindra Malik (5)       2004     212,000        --             --                 20,000                  --
(Executive Vice          2003      41,000      11,000           --                 75,000                  --
President)

Mike Dotson              2004     170,000        --             --                   --                  7,000
(Vice President)         2003     154,000        --             --                   --                  6,000
                         2002     143,000        --             --                 25,000                5,000

Cheryl Valencia (6)      2004     121,000        --             --                   --                    --
(Former Vice             2003      69,000      17,000           --                 40,000                  --
President)

George Brocco (7)        2004     169,000        --             --                 50,000                  00
(Former Vice
President)
---------


     (1) We also provide certain compensatory benefits and other non-cash compensation to the named executive officers. Except as set forth above, our incremental cost of all such benefits and other compensation paid in the years indicated to each such person was less than 10% of his or her reported compensation and also less than $50,000.
     (2)  Mr. Braun was employed with us from January 2003 to May 2004.
     (3)  Mr. Beck began his employment with us in October 2002.
     (4)  Mr. Furman began his employment with us in August 2003.
     (5)  Mr. Malik began his employment with us in January 2002.
     (6)  Ms. Valencia was employed with us from September 2002 to November
          2003.
     (7)  Mr. Brocco was employed with us from May 2003 to May 2004.

STOCK OPTION GRANTS AND EXERCISES

         The following table sets forth the information concerning individual grants of stock options during the last fiscal year to the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES
                                                                                                        OF STOCK PRICE
                                                                                               APPRECIATION FOR OPTION
                                                     INDIVIDUAL GRANTS                                         TERM($)
                    ------------------------------------------------------------------------   -----------------------
                    DATE OF       OPTIONS                    EXERCISE OR BASE     EXPIRATION
       NAME          GRANT      GRANTED (#)    % OF TOTAL      PRICE ($/SH.)         DATE          5%         10%
       ----          -----      -----------    ----------      -------------         ----          --         ---
Ran Furman          08/04/03     94,041(1)        7.02%            3.19            08/04/13     189,000     478,000
Ran Furman          08/04/03      5,959(2)        0.44%            3.19            08/04/13      12,000      30,000
Kavindra Malik      05/01/03     20,000(1)        1.49%            0.98            05/01/13      12,000      31,000
George Brocco       05/16/03     40,000(1)        2.99%            1.12            05/16/13      28,000      71,000
George Brocco       06/10/03     10,000(1)        0.75%            2.17            06/10/13      14,000      35,000


     (1) Options vest as to one-third of the shares on the first anniversary of the grant and the remaining two-thirds of the shares in 24 equal monthly installments after the first vesting date, subject to continuing service.

     (2) Options granted outside of the plan and vest on the first anniversary of the grant, subject to continuing service.

         The potential realizable value is calculated based on the term of the option at its time of grant and the number of shares underlying the grant at fiscal year end. It is calculated based on assumed annualized rates of total price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent our estimate or projections of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table sets forth the information concerning the fiscal year end value of unexercised options held by the named executive officers. None of the named executive officers exercised options during the last fiscal year.

                          FISCAL YEAR END OPTION VALUE

                                       NUMBER OF SECURITIES UNDERLYING
                                       UNEXERCISED OPTIONS AT FY END (#)     VALUE OF UNEXPECTED IN-THE-MONEY OPTIONS
NAME                                       EXERCISABLE/UNEXERCISABLE          AT FY END EXERCISABLE/UNEXERCISABLE (1)
----                                       -------------------------          ---------------------------------------
Harvey Braun                                     2,000,000/--                              1,460,000/--
Steven Beck                                      1,620,754/--                              1,183,000/--
Ran Furman                                        --/100,000                                   --/--
Kavindra Malik                                   29,167/65,833                             8,000/14,000
Mike Dotson                                      34,138/5,862                               6,000/2,000
George Brocco                                      --/50,000                                   --/--

(1) Based upon the market price of $1.01 per share, determined on the basis of the closing sale price per share of our common stock on the American Stock Exchange on the last trading day of the 2004 fiscal year, less the option exercise price payable per share.

LONG-TERM INCENTIVE PLANS

         The Company does not have any long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended March 31, 2004, the Company did not adjust or amend the exercise price of stock options awarded to the named executive officers. The Company has no defined benefit or actuarial plans covering any named executive officer.

STOCK INCENTIVE PLAN

         The Company has two stock incentive plans. Our Incentive Stock Option Plan ("1989 Plan") terminated in October 1999. It provided for issuance of incentive stock options to purchase up to 1,500,000 shares of common stock to employees. 438,735 of such shares remain subject to option as of June 1, 2004. The 1989 Plan was administered by the Board of Directors, which established the terms and conditions of each option grant.

         The 1998 Plan authorized the issuance of shares of common stock through incentive stock options, non-statutory options, stock bonuses, stock appreciation rights and stock purchase agreements. The 1998 Plan was amended in August 2000 to increase the number of shares reserved for issuance from 3,500,000 to 4,000,000. The August 2000 amendments authorized a further automatic annual increase in reserved shares to take place on the first trading day of each fiscal year. The amount of the automatic annual increase was 2% of the total number of shares of common stock outstanding on the last trading day of the immediately prior fiscal year. The automatic annual increase cannot however be more than 600,000 shares, and the Board of Directors may in its discretion provide for a lesser increase. The 1998 Plan was further amended in August 2002 to increase the number of shares reserved for issuance from 4,600,000 to 5,600,000. The August 2000 amendment also implemented a limit on stock awards to any one person in excess of 500,000 shares in any calendar year, which limit was increased to 1,000,000 shares in August 2002. Our stockholders approved the August 2000 amendment at our annual meeting held November 16, 2000 and the August 2002 amendment at our annual meeting held September 19, 2002. On April 1, 2003 and April 1, 2004, the automatic increase of 600,000 shares was effected, so that the total number of shares reserved under the 1998 Plan was 7,365,872. The 1998 Plan was suspended with respect to the issuance of any further options effective as of July 12, 2004. The exercise price of options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of the grant, in the case of incentive stock options, or 85% of the fair market value on the date of the grant, in the case of non-statutory stock options.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         Both the 1989 Plan and the 1998 Plan have been approved by our stockholders. In addition, from time to time we issue non-employee options and warrants to service providers to purchase shares of our common stock, and these grants have not been approved by our stockholders. The following table sets forth information as of March 31, 2004 concerning securities that are authorized under our equity compensation plans.

                                                        (a)             (b)              (c)
                                                                                      Number of
                                                                                      securities
                                                                                      remaining
                                                                                     available for
                                                     Number of                      future issuance
                                                   securities to      Weighted-      under equity
                                                   be issued upon     average        compensation
                                                    exercise of     exercise price      plans
                                                    outstanding     of outstanding    (excluding
                                                      options,         options,       securities
                                                    warrants and     warrants and     reflected in
       Plan Category                                   rights          rights         column (a))
       ------------------------------------------  --------------   --------------   --------------
        Equity compensation plans approved by
        security holders                               4,788,942         $1.70          2,336,826

        Equity compensation plans not approved by
        security holders                              18,382,245         $2.80                 --
                                                    --------------   --------------   --------------
            Total                                     23,171,187         $2.57          2,336,826
                                                    ==============   ==============   ==============

                                       23

(1) Does not include an automatic increase of 600,000 shares available for issuance under the 1998 Plan on April 1, 2004, after which we had 2,936,826 shares available for grant under our 1998 Plan or the suspension of the 1998 Plan on July 12, 2004.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Lawrence Page on January 30, 2004. The term of the agreement is two years. Under the agreement, Mr. Page is entitled to $190,000 in annual compensation and was granted an option to purchase 200,000 shares of our common stock. Mr. Page's right to purchase 66,666 of the shares subject to the option shall vest on the first anniversary date of the agreement, thereafter, the option shall vest at the rate of 5,556 shares per month during the second year of this agreement. The remaining unvested option shares shall either: (i) vest at the second anniversary date of this agreement, or (ii) vest at the rate of 5,556 shares per month if Mr. Page continues to be our employee after the second anniversary date of this agreement in accordance with and subject to the 1998 Plan. If Mr. Page's employment with us is terminated without cause during the term of the agreement, he will receive severance in the amount of the greater of $190,000 or the balance of his base compensation for the remaining term of the agreement. We also entered into a non-competition agreement with Mr. Page, pursuant to which Mr. Page agreed not to engage in any business or activity that in any way competes with us for a period of two years after the termination of his employment with us.

         We entered into an employment agreement with David S. Joseph on January 30, 2004. The term of the agreement is two years. Under the agreement, Mr. Joseph is entitled to $170,000 in annual compensation. He also received an option to purchase 150,000 shares of our common stock. Mr. Joseph's right to purchase 50,000 of the shares subject to the option shall vest at the first anniversary date of this agreement, thereafter, the option shall vest at the rate of 4,166 shares per month during the second year of this agreement. The remaining unvested options shall either: (i) vest at the second anniversary date of this agreement, or (ii) vest at the rate of 4,166 shares per month if Mr. Joseph continues to be employed by us after the second anniversary date of this agreement, all in accordance with and subject to the 1998 Plan. If Mr. Joseph's employment with us is terminated without cause during the term of the agreement, he will receive severance in the amount of the greater of $170,000 or the balance of his compensation payable over the remaining term of the agreement.

         We entered into an employment agreement with Michael Tomczak on June 1, 2004. The term of the agreement is two years. Under the agreement, Mr. Tomczak is entitled to $360,000 in annual compensation. He also received an option to purchase 1,772,354 shares of our common stock. Mr. Tomczak's right to purchase 886,178 of the shares subject to the option shall vest at the first anniversary date of this agreement, thereafter, the remaining option shall vest at the rate of 73,848 shares per month during the second year of this agreement. If Mr. Tomczak's employment with us is terminated without cause during the term of the agreement, he will receive severance in the amount of the lesser of $360,000 or the balance of compensation payable over the remaining term of the agreement, but in no event should the amount be less than $180,000. We also entered into a non-competition agreement with Mr. Tomczak, pursuant to which Mr. Tomczak agreed not to engage in any business or activity that in any way competes with us for a period of two years after the termination of his employment with us.

         We entered into an employment agreement with Jeffrey Boone on June 1, 2004. The term of the agreement is two years. Under the agreement, Mr. Boone is entitled to $240,000 in annual compensation. He also received an option to purchase 1,572,354 shares of our common stock. Mr. Boone's right to purchase 786,179 of the shares subject to the option shall vest at the first anniversary date of this agreement, thereafter, the remaining option shall vest at the rate of 65,514 shares per month during the second year of this agreement. If Mr. Boone's employment with us is terminated without cause during the term of the agreement, he will receive severance in the amount of the lesser of $240,000 or the balance of his compensation payable over the remaining term of the agreement, but in no event should the amount be less than $120,000. We also entered into a non-competition agreement with Mr. Boone, pursuant to which Mr. Boone agreed not to engage in any business or activity that in any way competes with us for a period of two years after the termination of his employment with us.

         We entered into an employment agreement with Barry M. Schechter effective October 1, 2000. Under the employment agreement, Mr. Schechter had the right to annual compensation of $325,000 for the first year of the agreement, $350,000 for the second year of the agreement and $375,000 for the third year of the agreement. In addition, Mr. Schechter was entitled to receive on each anniversary of the date of the agreement, an option to purchase the number of shares of common stock determined by dividing 150% of his base compensation for the prior year by the closing price of our common stock on the anniversary date. The agreement stated that options will be fully vested when issued and exercisable for ten years after the date of the grant. This agreement was terminated in July 2003 upon Mr. Schechter's resignation from the position of Chairman of the Board. Mr. Schechter remains as a consultant to us. The expense for Mr. Schechter's consulting services was $295,000 in the fiscal year ended March 31, 2004.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                           EXECUTIVE COMPENSATION (1)

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish general compensation policies for such individuals. The Compensation Committee was formed in April 1998. During the 2004 fiscal year, the Compensation Committee consisted of Ian Bonner and Michael Silverman.

         The primary compensation philosophy of the Company is to offer competitive compensation packages that reflect the technical requirements of the enterprise software business sector and reward employees for their direct contribution to the Company's overall financial performance and growth during the previous fiscal year.

         The Company measures individual and group performance on the basis of both qualitative and quantitative factors. The Company believes that the general components of compensation should include a competitive base salary, performance based bonuses where applicable and stock option grants tied to specific and group performance.

EXECUTIVE COMPENSATION:

         Base salaries are intended to be competitive with the enterprise software market and include an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed annually. This annual review includes a detailed review of all compensation elements in relationship to the competitive market for similar executives, the Company's historic financial performance and growth and the executive's direct contribution to this performance. Other matters considered include any changes in responsibility or any exceptional contribution.

         The compensation policies for executives are designed to align salaries and bonus compensation to the individual's performance in the short term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

         The Company's long-term incentive program consists solely of stock option programs under which all executives and other employees are periodically granted options to purchase common stock at the fair market value on the date of the grant. The option programs are designed to provide employees with significant compensation based on overall Company performance as reflected in the stock price. Options are typically issued with ten-year lives and a three-year vesting schedule to create an incentive for long-term employment. Options are typically granted at the time of hire for new key employees and at the time of promotion for certain employees.

CHIEF EXECUTIVE OFFICER COMPENSATION:

         Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code. Certain performance-based compensation is not subject to the limitation on deductibility. Cash compensation for the fiscal year ended March 31, 2004 to the Chief Executive Officer and the four other most highly compensated executive officers was below $1 million. The Company has issued stock options to its Chief Executive Officer and certain other of its most highly compensated executive officers. Prior to January 30, 2004, options granted to these persons did not qualify as performance-based compensation. To the extent these options are non-qualified stock options, or to the extent any of these executive officers makes a disqualifying disposition of an incentive stock option, the amount of the deduction which the Company will be entitled may be limited to the extent the ordinary income recognized by the executive together with all other compensation in a given year exceeds the $1 million limitation in Section 162(m).

COMPENSATION COMMITTEE
Ian Bonner
Michael Silverman

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ian Bonner and Michael Silverman served as the members of the Compensation Committee during the fiscal year ended March 31, 2004. No member of the Company's Compensation Committee during the last completed fiscal year has ever been an officer of the Company or any of its subsidiaries. During the last completed fiscal year, no executive officer of the Company served as a member of a compensation committee or board of directors of any entity that had one or more of its executive officers serving as a member of the Company's Compensation Committee.

                        REPORT OF THE AUDIT COMMITTEE (1)

         The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors. During the fiscal year ended March 31, 2004 and as of the date of the adoption of this report, the Audit Committee was comprised of two directors, all of whom met the independence and experience requirements of Section 121(A) of the current AMEX listing standards. The Company is currently looking for two additional independent directors, one of whom will be appointed to the audit committee.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended March 31, 2004, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations of the Company's internal controls, and the overall quality of the Company's financial reporting. The decision to engage the Company's current independent auditors was recommended by the Audit Committee and approved by the Board of Directors.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

         AUDIT COMMITTEE
         Michael Silverman
         Ian Bonner

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                           STOCK PERFORMANCE GRAPH (1)

         The following graph shows a comparison of total stockholder return of an investment of $100 cash from March 31, 2000 through March 31, 2004 for (i) the Company's common stock, (ii) the Morgan Stanley High Tech Index , and (iii) the Russell 2000 Index.

         All values assume reinvestment of the full amount of all dividends. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                          FOR PAST FIVE FISCAL YEARS OF
                              ISLAND PACIFIC, INC.
                       TO MORGAN STANLEY HIGH TECH INDEX,
                             AND RUSSELL 2000 INDEX

                                       9/30/1999   3/31/2000   3/31/2001   3/31/2002   3/30/2003   3/28/2004
                                       ---------   ---------   ---------   ---------   ---------   ---------
IPI                                     $100.00       $71.18       $7.42       $4.83       $7.56       $0.00
Russell 2000                            $100.00      $378.98     $322.10     $362.08     $260.62     $422.03
Morgan Stanley High Tech Index          $100.00      $185.20     $189.80     $604.77     $296.98     $274.85
Russell 2000                            $100.00      $105.92      $87.62     $118.79      $99.28     $111.60

IPI                                      $13.88        $9.88       $1.03       $0.67       $1.05
Ticker: IPI                                0.00%      -28.82%     -92.58%     -95.17%     -92.44%    -100.00%


                           [graph of data above here]

                             CUMULATIVE TOTAL RETURN

                                      3/31/99    3/31/00    3/31/01    3/31/02    3/30/03    3/31/04
                                      -------    -------    -------    -------    -------    -------
IPI                                    $13.88      $9.88      $1.03       $.67      $1.05      $1.01
Russell 2000                          $397.63    $539.09    $450.53    $506.46    $364.54    $590.31
Morgan Stanley High Tech Index        $510.23   $1061.99    $524.28    $454.81    $287.47    $486.80
Russell 2000

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a description of transactions since April 1, 2003 to which we have been a party, in which any director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest, other than compensation arrangements with our directors and named executive officers described above under "Executive Compensation." Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons may owe fiduciary duties to our stockholders, there is a risk that such conflicts of interest may not be resolved in our favor.

         In May and June 2001, we issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM Asset Management, Inc. ("ICM"). The notes were originally due August 30, 2001, and required interest at the rate of 12% per annum to be paid until maturity, with the interest rate increasing to 17% in the event of a default in payment of principal or interest. Any portion of the unpaid amount of principal and interest was convertible at any time by the investors into shares of common stock valued at $1.35 per share. We also agreed to issue to the investors three-year warrants to purchase 250 common shares for each $1,000 in notes purchased, at an exercise price of $1.50 per share.

         In July 2002, the terms of the notes issued to the investors related to ICM were amended. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. We are required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. In December 2002, the investors agreed to extend the accrued interest payments on the new notes to September 30, 2003. The investors agreed to reduce accrued interest and late charges on the original notes by $16,000, and to accept the reduced amount in 527,286 shares of our common stock valued at $0.41 per share, which was the average closing price of our shares on the American Stock Exchange for the ten trading days prior to July 19, 2002. The new notes were convertible at the option of the holders into shares of common stock valued at $0.60 per share. In September 2003, the investors converted the outstanding balance and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock.

         In July 2002, we also replaced the warrants previously issued to the investors related to ICM to purchase an aggregate of 3,033,085 shares at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, with new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The replacement warrants are not callable by us. No warrants have been exercised as of June 1, 2004.

         Effective April 1, 2003, we sold our wholly-owned Training Products subsidiary to its president, Arthur Klitofsky, for the sale price of $180,000 plus earn-out payments equal to 20% of the total gross revenues of Training Products in each of its next two fiscal years, to the extent the revenues in each of those years exceed certain targets. We received a promissory note for the amount of $180,000 and the earn-out payments, if any, will be made in quarterly installments following each fiscal year, bearing an annual interest rate of 5%. In April 2004, we agreed to defer the payments due in January 2004 and April 2004 until April 2008. The balance of the note receivable was $153,000 as of July 1 ,2004.

         In June 2003, we entered into a development and marketing license agreement with 5R Online, Inc., a software and services company affiliated with John Frabasile and Randy Pagnotta, two former officers (the "Former Officers"). Under this agreement, we obtain an exclusive right to sell and distribute this company's software. In return, we committed to fund $1.2 million toward development of this product. We also agreed to pay a royalty of 30% of the software license sales up until we have recuperated all the development funding, at which point the royalty will increase to 50% thereafter. We paid $640,000 toward this development but received no product. In April 2004, we filed a federal court action against 5R Online, Inc. and the Former Officers.

         On June 27, 2003, we sold an aggregate of 5,275,000 shares of common stock at a $1.50 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $7.9 million (the "June 27, 2003 PIPE Transaction"). On November 7, 2003, we sold an aggregate of 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million (the "November 7, 2003 PIPE Transaction" and together with the June 27, 2003 PIPE Transaction, the "PIPE Transactions").

         On November 14, 2003, The Sage Group, plc (the "Sage Group") acquired substantially all the assets of Softline Limed ("Softline"), who was our majority shareholder from October 1997 through November 2003, including 141,000 shares of our Series A Preferred, 8,923,915 shares of our common stock and options exercisable for 71,812 shares of our common stock. As a result of this transaction the Sage Group became the beneficial owner of 41.7% of our outstanding common stock as of November 14, 2003 and remains the beneficial owner of 38.2% of our outstanding common stock as of March 31, 2004. On September 17, 2003, an aggregate of 500,000 shares of common stock, consisting of accrued dividends on the Series A Convertible Preferred Stock, were issued to institutional investors. Cumulative preferred dividends were $2.2 million as of June 1, 2004.

         The Sage Group was also assigned and assumed certain agreements of Softline, including the rights and obligations respecting and arising from the Option Agreement between Softline and Steven Beck, as trustee of a certain management group of the Company. Under the Option Agreement the Optionees had the right to purchase up to 8,000,000 shares of common stock of the Company and such number of shares of Series A Preferred convertible into 17,125,000 shares of common stock of the Company. The right to exercise the Option was to be distributed as determined by the Company's Board of Directors to the Optionees, who may have included Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. The option expired, unexercised, on March 24, 2004.

         On January 30, 2004, we acquired Page for a total consideration of $7.0 million, consisting of $2.0 million in cash and 2,500,000 shares of our common shares valued at $2.00. Upon the consummation of this transaction Lawrence Page and David S. Joseph became executive officers of Island Pacific. Mr. Page received a total consideration of $1.4 million and 1,755,784 shares of our common stock in connection with the acquisition. Mr. Joseph received a total consideration of $200,000 and 249,649 shares of our common stock in connection with the acquisition. We also entered two year employment agreements with both Mr. Page and Mr. Joseph. For a further description of the terms of these employment agreements see "Employment Agreements" above.

         During fiscal year 2004, we retained an entity owned by an immediate family member of our former CEO to provide recruiting and marketing services. The expense for this service was $138,000 in the fiscal year ended March 31, 2004.

         We retained Radcliffe & Associates, an entity affiliated with Donald S. Radcliffe, a director, to perform financial advisory services. During fiscal year 2004, we incurred $22,000 in fees and costs to Radcliffe & Associates. We also incurred $6,000 in expenses to this director for accounting services.

         On March 15, 2004, we sold Omicron and Midsummer (the "Purchasers") 9% Convertible Debentures (the "March 2004 Debentures") for an aggregate price of $3.0 million pursuant to a securities purchase agreement (the "Purchase Agreement"). The March 2004 Debentures bear an interest rate of 9% per annum, and provide for interest only payments on a quarterly basis, payable, at our option, in cash or shares of our common stock. The March 2004 Debentures mature on May 15, 2006. The March 2004 Debentures are convertible into shares of our common stock at a conversion price of $1.32 per share, subject to adjustment if we offer or sell any securities for an effective per share price that is less than 87% of the then current conversion price, negatively restate any of our financial statements or make any public disclosure that negatively revises or supplements any prior disclosure regarding a material transaction consummated prior to March 15, 2004 or trigger other customary anti-dilution protections. If certain conditions are met, we have the option to redeem the 9% Debentures at 110% of their face value, plus accrued but unpaid interest.

         We must redeem the March 2004 Debentures at the initial monthly amount of $233,333 commencing on February 1, 2005. If the daily volume weighted average price of our common stock on the American Stock Exchange exceeds $1.15 by more than 200% for 15 consecutive trading days, we have the option to cause the Purchasers to convert the then outstanding principal amount of the March 2004 Debentures into our common stock at the conversion price then in effect.

         We also issued the Purchasers two warrants as follows: (1) Series A Warrants to purchase up to an aggregate of 1,043,479 shares of our common stock at an exercise price of $1.15 per share with a five-year term , exercisable at anytime after September 16, 2004, subject to adjustment if we offer or sell any securities for an effective per share price that is less than the then current exercise price, negatively restate any of our financial statements or make any public disclosure that negatively revises or supplements any prior disclosure regarding a material transaction consummated prior to March 15, 2004 or trigger other customary anti-dilution protections and (2) Series B Warrants to purchase up to 8,500,000 shares of our common stock with an exercise price of $5 per share, these warrants are immediately exercisable and expire on the earlier of the six-month anniversary of the effective date of the registration statement that is required to be filed or 18 months from March 15, 2004, subject to adjustment upon the issuance or sale of securities in a public offering for an effective per share price that is less than the then-current exercise price and upon the trigger of other customary anti-dilution protections.

         We previously sold 9% Convertible Debentures (the "March 2003 Debentures") to Omicron, Midsummer and Islandia, L.P. ("Islandia") on March 31, 2003, MBSJ Investors, LLC on April 1, 2003 and the Crestview Investors on May 6, 2003 for an aggregate amount of $3.5 million for Omicron, Midsummer and Islandia, $400,000 for MBSJ and $300,000 for the Crestview Investors. The March 2003 Debentures were convertible into shares of our common stock at a conversion price equal to $1.0236 per share. We also issued Omicron, Midsummer and Islandia 5-year warrants to purchase an aggregate of 1,572,858 shares of common stock at an exercise price of $1.0236.

         In August 2003, we exercised our rights to convert the March 2003 Debentures into an aggregate of 4,103,164 shares of common stock at the conversion rate of $1.0236 pursuant to their terms. The conversions were completed as of September 30, 2003.

         Pursuant to an agreement dated June 1, 2004, we acquired RTI from its shareholders, Michael Tomczak, Jeffrey Boone and Intuit Inc. ("Intuit"), in a merger transaction. On March 12, 2004, we, RTI, IPI Merger Sub, Inc. ("Merger Sub") and Michael Tomczak and Jeffrey Boone (the "Shareholders") entered into the initial Agreement of Merger and Plan of Reorganization (the "March 12, 2004 Agreement"), which provided IPI would acquire RTI in a merger transaction in which RTI would merge with and into Merger Sub. The merger consideration contemplated by the March 12, 2004 Agreement was a combination of cash and our common stock. The March 12, 2004 Agreement was amended on June 1, 2004 by the Amended and Restated Agreement of Merger and Plan of Reorganization by and between IPI, RTI, Merger Sub, IPI Merger Sub II, Inc. ("Merger Sub II") and the Shareholders (the "Amended Merger Agreement").

         Pursuant to the Amended Merger Agreement the Merger (as defined below) was completed with the following terms: (i) we assumed RTI's obligations under those certain promissory notes issued by RTI on December 20, 2002 with an aggregate principal balance of $2,288,637; (ii) the total consideration paid at the closing of the Merger was Ten Million Dollars ($10,000,000) paid in shares of our common stock and newly designated Series B Preferred and promissory notes; (iii) the Shareholders and Intuit are entitled to price protection payable in promissory notes if and to the extent that the average trading price of our common stock is less than $0.76 at the time the shares of our common stock issued in the Merger and issuable upon conversion of the Series B Preferred are registered pursuant to the Registration Rights Agreement dated June 1, 2004 between us, the Shareholders and Intuit (the "RTI Registration Rights Agreement"); and (iv) the merger consisted of two steps (the "Merger"), first, Merger Sub merged with and into RTI, Merger Sub's separate corporate existence ceased and RTI continued as the surviving corporation (the "Reverse Merger"), and immediately thereafter, RTI merged with and into Merger Sub II, RTI's separate corporate existence ceased and Merger Sub II continued as the surviving corporation (the "Second-Step Merger").

         As a result of the Merger, each of the Shareholders received 1,258,616 shares of our Series B Preferred and a promissory note payable monthly over two years in the principal amount of $1,295,458 bearing interest at 6.5% per annum. As a result of the Merger, Intuit, the holder of all of the outstanding shares of RTI's Series A Preferred Stock, received 1,546,733 shares of our common stock and a promissory note payable monthly over two years in the principal amount of $530,699.66 bearing interest at 6.5% per annum.

         The Shareholders and Intuit were also granted registration rights. Under the RTI Registration Rights Agreement, we agreed to register the common stock issuable upon conversion of the Series B Preferred issued to the Shareholders within 30 days of the automatic conversion of the Series B Preferred into common stock, which will occur upon our filing an amendment to our Certificate increasing our authorized number of shares of common stock. Under the RTI Registration Rights Agreement, Intuit is entitled to demand registration or to have its shares included on any registration statement filed prior to the filing of the registration statement covering the Shareholders' shares, subject to certain conditions and limitations, or if not previously registered to have its shares included on the registration statement registering the Shareholders' shares. The Shareholders and Intuit are entitled to price protection payments of up to a maximum of $0.23 per share payable by promissory note, if and to the extent that the average closing price of our common stock for the 10 days immediately preceding the date the registration statement covering their shares is declared effective by the SEC is less than the 10 day average closing price for the 10 days immediately preceding June 1, 2004 ($0.76).

         Pursuant to the Amended Merger Agreement, The Sage Group, plc as well as certain of our officers and directors signed voting agreements that provide they will not dispose of or transfer their shares of the Company's capital stock and that they will vote their shares of the Company's capital stock in favor of an amendment to the Certificate to increase the authorized shares of common stock and the Amended Merger Agreement and transactions contemplated therein.

         Upon the consummation of the Merger, Michael Tomczak, RTI's former President and Chief Executive Officer, was appointed our President, Chief Operating Officer and director, and Jeffrey Boone, RTI's former Chief Technology Officer was appointed our Chief Technology Officer. IPI also entered into two-year employment agreements and non-competition agreements with both Mr. Tomczak and Mr. Boone. For a further description of these employment agreements, see "Employment Agreements" above.

         Pursuant to the Purchase Agreement dated July 12, 2004 between the Company and Laurus, the Company sold and issued the Note and Warrant to Laurus for of $7,000,000. The principal amount due under the Note is $7,000,000 and the initial conversion price is $0.56, subject to adjustment. The Warrant is exercisable for 3,750,000 shares of common stock for $0.71 per share and has a term of seven years. The Note matures on September 1, 2004; provided however, the maturity date of the Note will be automatically extended upon the stockholders of the Company approving an amendment to the Company's Certificate increasing the authorized common stock to 250,000,000 shares and the Company filing an amendment to the Certificate to effect the increase with the Delaware Secretary of State by August 31, 2004. The Note accrues interest at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2.0%), subject to adjustment. The Company has the option to redeem the Note by paying Laurus 125% of the principal amount due under the Note together with all accrued and unpaid interest. The Company's obligations under the Note are secured by all of the assets of the Company. Page, IP Retail Technologies International, Inc. (formerly known as IPI Merger Sub II, Inc.) and Sabica Ventures, Inc., all wholly owned subsidiaries of the Company, guarantied the Company's obligations under the Note. The Company also pledged all of its interests in the outstanding stock of the Subsidiaries as security for its obligations under the Note.

                    OTHER MATTERS TO BE PRESENTED AT MEETING

         Management does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

         Financial information for the Company's fiscal year ended March 31, 2004 is available in the Company's March 31, 2004 Report on Form 10-K. The Company will provide a copy of the latest Form 10-K or a Form 10-K for a prior fiscal year without charge, to each record or beneficial owner of its common stock on the record date, if so requested. If the stockholder asks the Company to provide copies of exhibits to the Form 10-K, there will be a reasonable charge for copies of the exhibits to the report. Requests for these copies should be directed to the Company at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612, attention: Jackie O. Tran.

                                              By Order of the Board of Directors



                                              Michael Silverman
                                              Chairman

July 15, 2004

                                   Appendix A

                              ISLAND PACIFIC, INC.
                           2004 EQUITY INCENTIVE PLAN

                             ADOPTED ________, 2004
                     APPROVED BY SHAREHOLDERS ________, 2004
                        TERMINATION DATE: ________, 2014


     1. PURPOSES AND RECITALS.

          (a) PURPOSE. The purpose of this 2004 Equity Incentive Plan is to provide incentives for Employees, Officers, Directors and Consultants of the Company, and its Affiliates, to exert maximum efforts for the success of the Company and its Affiliates.

          (b) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees of the Company and its Affiliates subject to the limitations set forth in Section 5.

          (c) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of
(i) Options, (ii) Stock Purchase Awards, and (iii) Stock Bonus Awards.

     2. DEFINITIONS.

     "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     "BOARD" means the Board of Directors of the Company.

     "CAPITALIZATION ADJUSTMENT" has the meaning ascribed to that term in
Section 11(a). "CAUSE" means that, in the reasonable determination of the
Company: (a) a Participant has committed an act that materially injures the business of the Company; (b) a Participant has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom the Participant reports; (c) a Participant has willfully or habitually neglected the Participant's duties with the Company; (d) a Participant has been convicted of a felony that is likely to inflict or has inflicted material injury on the business of the Company; or (e) a Participant has committed a material fraud, misappropriation, embezzlement or other act of gross dishonesty that resulted in material loss, damage or injury to the Company. Notwithstanding the foregoing, Cause based on the conduct described in clause (b) or clause (c) shall not exist unless the conduct described in such clause has not been cured within fifteen (15) days following receipt by the Participant of written notice from the Company or the Board, as the case may be, specifying the particulars of the Participant's conduct constituting Cause. Cause shall also include any other circumstance or event identified in an Option Agreement, Stock Bonus Award Agreement, Stock Purchase Award Agreement, Employment Agreement or any other agreement between the Participant and the Company or a Subsidiary. In the event of any inconsistencies between any such agreement and the Plan, the causal provisions in the agreement shall control unless otherwise set forth in such agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

     "COMMON STOCK" means the common stock of the Company.

     "COMPANY" means Island Pacific, Inc., a Delaware corporation.

     "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director's fee by the Company solely for services as a Director shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

     "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

     "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (a) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

          (b) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (c) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

          (d) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

     "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     "DIRECTOR" means a member of the Company's Board of Directors.

     "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     "EMPLOYEE" means any person employed by the Company or an Affiliate. Service as a Director or payment of a director's fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     "ENTITY" means a corporation, partnership, limited liability company or other entity.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE ACT PERSON" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(d) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

     "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

          (a) If the Common Stock is listed on any established stock exchange or traded on the American Stock Exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

          (b) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     "INCENTIVE STOCK OPTION" means an Option granted pursuant to the Plan which is designated as an incentive stock option by the Board, and qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     "NON-EMPLOYEE DIRECTOR" means a Director who either (a) is not a current Employee or Officer of the Company or its parent or Subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or Subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (b) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     "NON-STATUTORY STOCK OPTION" means an Option granted pursuant to the Plan which is not intended to or does not qualify as an Incentive Stock Option.

     "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     "OPTION" means an option to purchase Common Stock granted pursuant to the Plan.

     "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.

     "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     "OTHER STOCK AWARD" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of
Section 7(c).

     "OUTSIDE DIRECTOR" means a Director who either (a) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (b) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     "OWN," "OWNED," "OWNER," "OWNERSHIP" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

     "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     "PLAN" means this 2004 Equity Incentive Plan, as may be amended from time to time.

     "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCK AWARD" means any right granted under the Plan, including any Option, any Stock Bonus, and Other Stock Award.

     "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

     "STOCK BONUS AWARD" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

     "STOCK BONUS AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award Agreement evidencing the terms and conditions of an individual Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

     "STOCK PURCHASE AWARD" means an award of the right to purchase shares of Common Stock which is granted pursuant to the terms and conditions of Section 7
(b).

     "STOCK PURCHASE AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of an individual Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

     "SUBSIDIARY" means, with respect to the Company, (a) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

     "TEN PERCENT STOCKHOLDER" means a person who Owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

     3. ADMINISTRATION.

          (a) ADMINISTRATION BY BOARD. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

          (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award, and the number of shares with respect to which Stock Awards shall be granted to each such person.

               (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, or (2) any other action that is treated as a repricing under generally accepted accounting principles.

               (iv) To amend the Plan or as provided in Section 12.

               (v) To terminate or suspend the Plan as provided in Section 13.

               (vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (c) DELEGATION TO COMMITTEE.

               (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the full and exclusive administration of the Plan.

               (ii) SECTION 162 (M) AND RULE 16b-3 COMPLIANCE. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

          (d) DELEGATION TO AN OFFICER. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; PROVIDED, HOWEVER, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate the authority to an Officer to determine the Fair Market Value of the Common Stock.

          (e) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

     4. SHARES SUBJECT TO THE PLAN.

          (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate ten million (10,000,000) shares of Common Stock.

          (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan.

          (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5. ELIGIBILITY.

          (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Officers, Directors or Consultants.

          (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (c) CONSULTANTS. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

          (d) SECTION 162(m). All Stock Awards granted pursuant to the Plan shall comply with Section 162(m) of the Code.

     6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions of the Plan by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

          (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date of the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than fifty (50%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by a "net exercise" of the Option (as further described below), (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired directly or indirectly from the Company, shall be paid only shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

          In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a "net exercise" and any shares withheld for taxes will be considered to have been withheld from the exercise of the Option. Accordingly, the Option will not again be exercisable with respect to the shares deemed withheld to satisfy the exercise price, the shares actually delivered to the Participant or any shares withheld for purposes of tax withholding.

          (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Incentive Stock Option (to the extent that the Optionholder was entitled to exercise such Incentive Stock Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Incentive Stock Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Incentive Stock Option within the time specified in the Option Agreement, the Incentive Stock Option shall terminate. Notwithstanding the foregoing, a Nonstatutory Option shall terminate immediately upon the Optionholder's termination of Continuous Service for Cause, and to the extent permitted by Section 422 of the Code and any regulations promulgated thereunder, an Incentive Stock Option shall either terminate immediately, or alternatively convert to a Non-Statutory Option and then terminate immediately if an Optionholder's Continuous Service is terminated for Cause.

          (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may (but need not) provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

     7. TERMS OF STOCK AWARDS OTHER THAN OPTIONS

          (a) STOCK BONUS AWARDS. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, PROVIDED, HOWEVER, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) CONSIDERATION. A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit or in any other form of legal consideration that may be acceptable to the Board in its discretion.

               (ii) VESTING. Shares of Common Stock awarded under the Stock Bonus Award Agreement may, but need not, be subject to forfeiture to the Company or a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire (or receive via a forfeiture condition) any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

               (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Award remains subject to the terms of the Stock Bonus Award Agreement.

          (b) STOCK PURCHASE AWARDS. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, PROVIDED, HOWEVER, that each Stock Purchase Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) PURCHASE PRICE. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

               (ii) CONSIDERATION. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

               (iii) VESTING. Shares of Common Stock acquired under a Stock Purchase Award may, but need not, be subject to forfeiture to the Company or a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Stock Purchase Award Agreement. At the Board's election, the repurchase price, if any, paid by the Company may be at the lower of: (i) the Fair Market Value on the relevant date; or (ii) the Participant's original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

               (v) TRANSFERABILITY. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

          (c) OTHER STOCK AWARDS. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

     8. SECURITIES LAW COMPLIANCE

     The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.

     10. MISCELLANEOUS.

          (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

          (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

          (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

          (d) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

          (e) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

          (f) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of the grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

     11. ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment"), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

          (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

          (c) CORPORATE TRANSACTION. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

     12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

          (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any or securities exchange listing requirements.

          (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

          (c) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

          (d) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; PROVIDED, HOWEVER, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

     13. TERMINATION OR SUSPENSION OF THE PLAN.

          (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

     14. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

     15. CHOICE OF LAW.

     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                              ISLAND PACIFIC, INC.
                            19800 MacArthur Boulevard
                                Irvine, CA 92612
                                 (949) 476-2212
                  ___________________________________________

                                      PROXY
                  ___________________________________________

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 11, 2004
                  ___________________________________________

                           THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                              ISLAND PACIFIC, INC.
                  ___________________________________________

         The undersigned stockholder of Island Pacific, Inc. a Delaware corporation (the "Company"), hereby appoints Michael Silverman, Chairman of the Board, or in his absence, Ran H. Furman, Chief Financial Officer and Secretary, my proxy to attend and represent me at the annual meeting of the stockholders of the Company to be held on August 11, 2004 at 9:00 A.M. (PT), and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 and 5.

1.       ELECTION OF DIRECTORS

Management has nominated the following seven persons to stand for election. You may vote "for" or you may withhold your vote from any of those persons nominated.

a.  Michael Silverman    For              _____
                         Withhold         _____

b.  Michael Tomczak      For              _____
                         Withhold         _____

c.  Donald Radcliffe     For              _____
                         Withhold         _____

d.  Lawrence Page        For              _____
                         Withhold         _____

e.  Ian Bonner           For              _____
                         Withhold         _____

2.       APPROVE INCREASE AUTHORIZED SHARES

         Amendments to the Company's Restated Certificate of Incorporation to increase the authorized shares from 100,000,000 to 250,000,000.

For _______________        Against _______________   Abstain _______________



3.       APPROVE THE 2004 EQUITY INCENTIVE PLAN

         Adoption of the 2004 Equity Incentive Plan ("2004 Plan") and reservation of 10,000,000 shares for issuance under the 2004 Plan.

For _______________        Against _______________   Abstain _______________



4. RATIFY THE SALE AND ISSUANCE OF THE NOTE AND WARRANT TO LAURUS FOR $7,000,000 PURSUANT TO THE PURCHASE AGREEMENT.

         Ratify the sale and issuance of the Note and Warrant to Laurus for $7,000,000.

For _______________        Against _______________   Abstain _______________



5.       ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Ratification of the continued engagement of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent public accountants and auditors for the fiscal year ending March 31, 2005.

For _______________        Against _______________   Abstain _______________

Failure to check any of these boxes for each proposal will give Michael Silverman or Jackie O. Tran the authority to vote the proxy at his or her discretion. This Proxy gives discretionary authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                       Number of Shares Owned:____________

                       Dated:_____________________________




                                    --------------------------------------------

                                    --------------------------------------------
                                                    SIGNATURE(S)

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.